                                                                      EX-99.11.a

STRADLEY RONON
ATTORNEYS AT LAW
[GRAPHIC OMITTED]

                                             Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                       Telephone: (215) 564-8000

                               September 24, 2007

Board of Trustees
Delaware Group Adviser Funds
2005 Market Street
Philadelphia, PA  19103

         Subject: Registration Statement on Form N-14

Ladies and Gentlemen:

     We have  acted as counsel  to  Delaware  Group  Adviser  Funds,  a Delaware statutory  trust (the "Trust"),  in connection  with the  preparation and filing with the  U.S.  Securities  and  Exchange  Commission  (the  "Commission")  of a
Registration  Statement on Form N-14 (the  "Registration  Statement")  under the
Securities Act of 1933, as amended. The purpose of the Registration Statement is to  register  shares  to  be  issued  in  connection  with  the  acquisition  of substantially  all of the assets of Delaware  Large Cap Growth Fund, a series of
Delaware  Group  Equity Funds IV, by and in exchange for Class A, Class B, Class
C, Class R and Institutional Class shares (the "Shares") of Delaware U.S. Growth
Fund (the "Acquiring Fund"), a series of the Trust (the "Transaction").

     We have reviewed the Trust's  Agreement and  Declaration of Trust,  By-laws and resolutions  adopted by the Trust's Board of Trustees in connection with the
Transaction,  as well as such other legal and factual  matters as we have deemed appropriate.

     This  opinion  is  based  exclusively  on the  provisions  of the  Delaware
Statutory Trust Act governing the issuance of the shares of the Trust,  and does not  extend to the  securities  or "blue sky" laws of the State of  Delaware  or other States.

     We have assumed the following for purposes of this opinion:

     1. The Shares of the Acquiring  Fund will be issued in accordance  with the
Trust's  Agreement and  Declaration  of Trust,  By-laws and  resolutions  of the
Trust's Board of Trustees  relating to the creation,  authorization and issuance of shares.

     2. The Shares will be issued against  payment  therefor as described in the
Proxy  Statement/Prospectus  and  Statement of Additional  Information  relating thereto included in the Registration Statement,  and that such payment will have been at least equal to the net asset value.

     On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms  provided  in the  Registration  Statement,  the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

     We hereby  consent to the filing of this opinion with the  Commission as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           STRADLEY RONON STEVENS & YOUNG, LLP

                                           BY:   /s/ Kristin H. Ives
                                                 Kristin H. Ives, a Partner